EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-94170, 33-37388, 33-52190, 33-19412, 33-52192, 33-54343,
33-55503,  33-72222,  33-61059,  33-64625,  333-09983,   333-30623,   333-30627,
333-32691) pertaining to the 1996 Board of Directors Stock Option Plan, the 1993 Long-Term Incentive Plan, and the Employee Stock Purchase Plan of Quantum Corporation, and the Registration Statement (Form S-3, No. 333-29525) filed June 19, 1997, as amended on July 24, 1997, and related prospectus pertaining to the registration of debt securities, common stock, and rights of our report dated April 21, 1998, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998.


                                                               Ernst & Young LLP


Palo Alto, California
June 26, 1998

                                                                              81